UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2013

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

255 East Fifth Street, Suite 700, Cincinnati, Ohio 45202
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (877) 322-9530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K                                First Financial Bancorp.

Item 2.02    Results of Operations and Financial Condition.

On January 18, 2013, First Financial Bancorp. (the “Company”) issued a press release announcing the Company's preliminary unaudited financial results for its fourth quarter (three-months ended December 31, 2012). A copy of the press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 18, 2013, the Company announced that Anthony M. Stollings, EVP and Chief Risk Officer was named the Company's new Chief Financial Officer effective January 18, 2013. He will succeed J. Franklin Hall, EVP, Chief Financial Officer and Chief Operating Officer. Any Chief Operating Officer responsibilities previously handled by Mr. Hall were assumed by Claude E. Davis, President and Chief Executive Officer also effective January 18, 2013.

It is expected that Mr. Hall will remain an employee of the Company and assist in the transition until his departure which is expected to be April 30, 2013. Mr. Hall's departure is unrelated to the Company's financial condition, financial reporting practices or investments. It is expected that Mr. Hall will be paid out in accordance with the terms of his Employment and Non-Competition Agreement dated January 2, 2011 (“Employment Agreement”), subject to Mr. Hall's execution and non-revocation of a general release as provided by the Employment Agreement.

Mr. Stollings, 58, joined First Financial in December 2006 as Senior Vice President, Chief Accounting Officer and Controller. He has served as EVP and Chief Risk Officer since September 1, 2011. He previously spent 13 years with Provident Financial Group, Inc., a commercial banking and financial services company headquartered in Cincinnati, Ohio, where he was the Senior Vice President, Chief Accounting Officer and Controller from 2002 to 2004 and Senior Vice President and Controller from 1998 to 2002. Mr. Stollings will continue to report to Mr. Davis as Chief Financial Officer as well as serve as Interim Chief Risk Officer as the Company seeks a successor.

A copy of the press release announcing Mr. Hall's departure, and Mr. Stollings election as the Company's Chief Financial Officer is attached to this report as Exhibit 99.1 and incorporated herein by reference.

Any adjustments to Mr. Stollings' compensation as a result of changes to his responsibilities will be reviewed by the Compensation Committee of the Board of Directors of the Company.

The Wealth Management line of business at First Financial Bank, the Company's wholly owned subsidiary, will continue to be led by Kevin Woodard and Greg Harris with executive oversight from Doug Lefferson in his role as Chief Banking Officer. Mr. Hall previously provided such executive oversight. Mr. Lefferson will continue to also lead the Commercial Banking organization.

Item 9.01 Exhibits.

(d) Exhibits:

99.1 First Financial Bancorp. Press Release dated January 18, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

By: /s/ Gregory A. Gehlmann
Gregory A. Gehlmann
Executive Vice President and
General Counsel

Date:	January 24, 2013

Form 8-K                                First Financial Bancorp.

Exhibit Index
Exhibit No.        Description

99.1            First Financial Bancorp. Press Release dated January 18, 2013.